UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

ACTION PRODUCTS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ACTION PRODUCTS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 4, 2006

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of Action Products International, Inc. (the “Company”) will be held at the principal executive offices of the Company at 1101 North Keller Road, Suite E, Orlando, Florida 32810 on October 4, 2006 at 10:00 a.m., to consider and vote upon the following proposals, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect four members of the Board of Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has established August 23, 2006 as the record date for the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A form of proxy and the Company’s Annual Report for the fiscal year ended December 31, 2005 are enclosed.

Your vote is important. Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

ACTION PRODUCTS INTERNATIONAL, INC.

/s/    John R. Oliver

John R. Oliver

Secretary

Orlando, Florida

August 23, 2006

ACTION PRODUCTS INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October 4, 2006

10:00 a.m.

CORPORATE OFFICES

1101 NORTH KELLER ROAD

SUITE E

ORLANDO, FLORIDA

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of Action Products International, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the 2006 Annual Meeting of Shareholders of the Company and any adjournment or postponement thereof (the “Meeting”). The time and place of the Meeting are noted above. This Proxy Statement and enclosed form of Proxy are being mailed to shareholders on or about September 13, 2006. The Company’s Annual Report for the year ended December 31, 2005, including audited financial statements, is also enclosed.

The Board of Directors of the Company is soliciting proxies so that each shareholder is given an opportunity to vote. These proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When proxies are returned properly executed, the Proxy Committee will vote the shares represented thereby in accordance with the shareholders’ directions. The Proxy Committee is composed of Ann E. W. Stone, Director, and our Chief Financial Officer, who will vote all common shares represented by proxies.

Shareholders are urged to specify their choices by marking the enclosed proxy; if no choice has been specified, the shares will be voted FOR the election of the four nominees as directors. The proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting, although the Board of Directors currently knows of no other proposals or business to be presented.

Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections, who will determine whether or not a quorum is present. It is currently expected that the Company’s accountants, Moore Stephens Lovelace, P.A., will serve as the Inspector of Elections. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Company’s outstanding common shares as of the record date will constitute a quorum. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner.

In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes for such individual.

The principal offices of the Company are located at 1101 North Keller Road, Suite E, Orlando, Florida 32810 and its telephone number is (407) 481-8007 x 7200.

Securities Outstanding and Voting Rights

Only holders of the Company’s common shares of record at the close of business on August 23, 2006 will be entitled to vote at the Meeting. On the record date, 5,227,100 of the Company’s common shares were issued and outstanding.

Each common share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors.

A list of the shareholders entitled to be present and to vote at the Meeting will be available at the offices of the Company, 1101 North Keller Road, Suite E, Orlando, Florida for inspection by any shareholder during regular business hours for a ten-day period prior to the date of the Meeting.

Officers, directors and principal shareholders of the Company currently beneficially own approximately 63.2 percent of the Company’s outstanding common shares. See “Security Ownership of Management and Principal Shareholders.” Accordingly, approval of the nominees for directors and any other matters presented at the Meeting is virtually assured.

Revocability of Proxies

Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy request in person at the Meeting, but if not so revoked, the shares represented by such proxy will be voted.

MANAGEMENT/BOARD OF DIRECTORS

The executive officers and directors of the Company are as follows:

Name	Age	Position
Ronald S. Kaplan	40	Chief Executive Officer/Chairperson of the Board
John R. Oliver	45	Chief Financial Officer and Secretary
Scott Runkel, CPA	58	Director
Ann E. W. Stone	53	Director
Dr. Barry Render	59	Director

On November 1, 2005, Ronald S. Kaplan, the Company’s Chief Executive Officer, was appointed as Chairperson of the Board to fill the vacancy created in that position by the resignation of Warren Kaplan. On March 17, 2006, Mr. Alan Stone (not related to Ann E. W. Stone) resigned from the Board of Directors. All officers serve at the discretion of the Board of Directors.

Ronald S. Kaplan, Chief Executive Officer and Chairperson of the Board. Ronald Kaplan has served as the Company’s Chief Executive Officer since 1996, Director since 1991, and Chairperson of the Board since November 2005. He is the son of the Company’s Founder, Judith Kaplan, and Warren Kaplan, who was the former Chairperson. Prior to joining the Company Mr. Kaplan’s professional experience includes retail store operations and service in the United States Army where he held a secret clearance level. Prior to becoming CEO he managed Logo America®, an apparel and promotional products sales and manufacturing business. Mr. Kaplan’s experience includes several corporate divestitures and acquisitions. Mr. Kaplan also serves on the Board of Trustees of the Orlando Science Center, and on the Board of Directors of the American Specialty Toy Retailers Association.

John R. Oliver, Chief Financial Officer and Secretary. John Oliver has served as Chief Financial Officer and Secretary since June 2005. His career includes senior financial roles in public accounting, publishing and management consulting. He was a Group Controller and Audit Manager for the Brinks Company. He held a senior finance position at Grolier. While at Ernst & Young he directed major financial, operations and systems integration projects. Some of his clients included Best Buy, Amazon.com, Hewlett Packard, Targus, Target,

Home Depot and Heineken. Most recently he helped launch UPS Consulting for United Parcel Service [NYSE:UPS] where he led large supply chain and financial turnaround projects. Mr. Oliver holds a Bachelor of Science in accounting from Connecticut State University, an MBA degree in finance from the Marshall School of Business at the University of Southern California, and is a Certified Public Accountant. In addition, he is a member of the American Institute of Certified Public Accountants.

Scott Runkel, CPA, Director. Scott Runkel, a member of the Board of Directors since 2002, is the Chief Financial Officer of Gencor Industries Inc. (GNCI.OB) a $60 million leading manufacturer of heavy machinery used for the production of highway construction materials, based in Orlando, Florida. Mr. Runkel has over 30 years experience as a financial executive. Previously Mr. Runkel was an Audit Partner and Director of Entrepreneurial Services at Ernst & Young. He was also a partner and co-founder of Curry & Runkel Financial Services, a firm specializing in financing and consulting for privately owned businesses. He received his B.A. degree in accounting from the University of Wisconsin-Oshkosh, and is a CPA. Mr. Runkel chairs the Company’s audit committee and serves on the Company’s compensation committee.

Ann E. W. Stone, Director. Ann E. W. Stone is the founder and president of The Stone Group, a nationally recognized and award-winning direct marketing business. She serves on the board of: The Washington Center (Women as Leaders) and the National Women’s History Museum, among others. She is also active in the National Association of Women Business Owners (NAWBO), Alexandria Society for the Preservation of Black Heritage, and the Animal Welfare League. A graduate of George Washington University, with a double major in history and communications, Ms. Stone did graduate work in corporate finance and management at the Wharton School of Business consortium. Ms. Stone chairs the Company’s nominating committee and serves on the Company’s audit committee.

Dr. Barry Render, Director. Dr. Render, a member of the Board of Directors since 2006 and holder of the first endowed chair at the Crummer School, is author of over 100 articles and 10 textbooks, including the widely adopted Operations Management (7th Ed.) and Quantitative Analysis for Management (8th Ed.). He has taught at George Washington University, George Mason University, Boston University, and the University of New Orleans, and was Senior Fullbright Scholar in the Kingdom of Nepal in 1982 and 1993. At George Mason, he held the G.M. Foundation Professorship and was chairman of the Department of Decision Sciences. He was named and AACSB Fellow in 1978 and has worked in the aerospace industry for McDonnell Douglas, G.E., and NASA. In 1996, Dr. Render was selected by Roosevelt University to receive the St. Clair Drake Award for Outstanding Scholarship. Dr. Render chairs the Company’s compensation committee and serves on the Company’s nominating and audit committees.

Board of Directors Meetings

The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of the Company’s activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met four times in 2005 and executed one action by unanimous written consent.

Committees of the Board of Directors

The Board has three standing committees – the Audit Committee, the Nominating Committee and the Compensation Committee. The charters for the Audit and Nominating committees have charters that have been approved by the Board and were included in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. The Compensation Committee is newly formed with its charter in process. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. They do not participate in any meeting at which their compensation is evaluated. All members of the Audit Committee are non-employee directors.

Current members of the committees are named below:

Audit Committee	Nominating Committee	Compensation Committee
Scott Runkel, CPA (chair)	Ann E. W. Stone (chair)	Dr. Barry Render (chair)
Ann E. W. Stone	Dr. Barry Render	Scott Runkel, CPA
Dr. Barry Render

Audit Committee

The current members of the Audit Committee are Mr. Runkel, Dr. Render and Ms. Stone. Dr. Render was appointed to the Audit Committee on August 17, 2006. Each of Mr. Runkel, Dr. Render and Ms. Stone qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Each of Mr. Runkel, Dr. Render and Ms. Stone is an “independent director” under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Mr. Runkel, Dr. Render and Ms. Stone has accounting and/or related financial management expertise as required under the rules of the Nasdaq Stock Market. None of Mr. Runkel, Dr. Render or Ms. Stone serve on the audit committees of any other public companies. The Audit Committee met four times during 2005 including telephonic attendance by some members. The responsibilities of the Audit Committee and its activities during 2005 are described in the Report of the Audit Committee contained in this proxy statement. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is charged with exercising the power and authority of the Board of Directors in the administration and review of (1) the quality and integrity of the Company’s financial statements, (2) compliance by the Company with regulatory requirements and (3) the selection, independence and performance of the Company’s external and internal auditors. During fiscal 2005, the Audit Committee met four times and each member serving on the committee attended at least 80% of said meetings.

Nominating Committee

The current members of the Nominating Committee are Ann E. W. Stone and Dr. Barry Render. The Board has determined that each of Ms. Stone and Dr. Render is independent as defined under the rules of the Nasdaq Stock Market. The purpose of the Nominating Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of shareholders, and oversee the evaluation of the Board.

The Nominating Committee may consider candidates recommended by the Company’s shareholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the Company’s industry, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the Company’s shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Shareholders using the procedures set forth in the Company’s Bylaws, it must follow the procedures described in “Shareholder Proposals” elsewhere in this proxy statement. If a shareholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, he or she should submit any pertinent information regarding the candidate to the attention of Ann E. W. Stone, Chairperson of the Nominating Committee, c/o Action Products International, Inc., 1101 North Keller Rd. Suite E, Orlando, FL 32810.

The Nominating Committee met once during fiscal 2005. The Nominating Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee

The current members of the Compensation Committee are Dr. Barry Render and Scott Runkel. This committee is newly formed with its charter in process.

Audit Committee Report

The following is the report of the Audit Committee of the Board of Directors describing its review of materials and determinations with respect to the Company’s financial statements and auditors for the fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, reviews the Company’s financial disclosures, and meets privately, outside the presence of management, with the Company’s independent auditors to discuss the Company’s internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the Company’s independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees.

The Audit Committee held four meetings during 2005. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee, the Company’s internal auditors, and the Company’s independent auditors, Moore Stephens Lovelace, P.A.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), and (ii) the auditors’ independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

Based on its review of the audited financial statements and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005. The Audit Committee also selected Moore Stephens Lovelace, P.A. as the Company’s independent auditors for the year ending December 31, 2006.

Scott Runkel, Chair

Ann E. W. Stone

Communications from Shareholders and Other Interested Parties

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating Committee will, with the assistance of the Company’s legal counsel, be primarily responsible for monitoring communications from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Ann E. W. Stone, Chairperson of the Nominating Committee, c/o Action Products International, Inc., 1101 North Keller Rd. Suite E, Orlando, FL 32810.

Shareholders may make nominations for the election of directors by delivering notice in writing to the Secretary of the Company in accordance with the instructions contained in Article XVII of the Company’s Bylaws.

Director Compensation

Directors who are full-time employees of the Company receive no additional compensation for services rendered as members of the Company’s Board or any committee thereof. Outside independent Directors of the Company receive $1,500 per year, and our Audit Committee Chair receives $3,000 per year. Non-employee Directors receive meeting fees of $500 for each Board meeting attended in person, and $250 for each Company Board meeting attended telephonically. In addition, from time to time the Company may grant incentive stock options with an exercise price greater than the market value of the underlying stock to the directors for services rendered while serving on the Board. In the past, outside directors have been granted 10,000 shares under the Stock Option Plan for each year of service on the Board at an exercise price above the market value of the shares as listed at the time of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding common shares to file with the Securities and Exchange Commission (the “SEC”) and Nasdaq initial reports of ownership and reports of changes in ownership of common shares. Such persons are required by the SEC regulations to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners were current.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to the Company’s Chief Executive Officer and executive officers who were paid $100,000 or more during the 2005 fiscal year (the “Named Executives”). Except as set forth in the table below, no bonuses or other compensation was paid during the 2005, 2004 or 2003 fiscal years.

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Annual Bonus ($)	Other Annual Compensation ($)
Ronald Kaplan	2005	$130,000	$—	$16,150
Chief Executive Officer and	2004	$130,000	$—	$16,150
Chairperson(1)	2003	$130,000	$—	$6,000

Robert Burrows	2005	$29,600	$—	$1,900
Chief Financial Officer and	2004	$110,000	$—	$—
Secretary(2)	2003	$108,800	$—	$—

Warren Kaplan	2005	$—	$—	$117,800
Chairperson(3)	2004	$—	$—	$96,800
	2003	$—	$—	$88,600

(1)	Mr. Ronald Kaplan was appointed Chairperson in November 2005. Mr. Ronald Kaplan’s other annual compensation includes the value of the use of an automobile and payout of earned unused vacation.
(2)	Mr. Burrows resigned as Chief Financial Officer and Secretary in March 2005. Mr Burrows’ other annual compensation includes the payout of earned unused vacation.
(3)	Mr. Warren Kaplan resigned as Chairperson in November 2005. Mr. Warren Kaplan’s Other Annual Compensation includes management consulting fees.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to each of the executives named in the Summary Compensation Table for the fiscal year ending December 31, 2005:

Name	Number of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees During Fiscal Year	Average Exercise Price Per Share	Expiration Date
Ronald Kaplan	—	—	—	—
Warren Kaplan	—	—	—	—
John R. Oliver	150,000	34.9%	$3.25	(1)
Lawrence Bernstein(2)	250,000	58.1%	$3.10	(2)

(1)	Options expire in equal installments in each of five years beginning in 2011.
(2)	Mr. Bernstein resigned as President effective July 31, 2006. The options terminated on that date.

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate of options exercised in the year ended December 31, 2005 and the value of options held at December 31, 2005.

Option Exercises/Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable	Value of Unexercised In-the- money Options/Warrants At Fiscal Year End Exercisable/ Un-exercisable(1)
Ronald S. Kaplan	0	$0	0/0	$0
Warren Kaplan	0	$0	0/0	$0
John R. Oliver	0	$0	0/150,000	$0
Lawrence Bernstein	0	$0	0/250,000	$0

(1)	The dollar value was calculated by determining the difference between the fair market value at fiscal year-end of the common shares underlying the options/warrants and the exercise prices of the options/warrants. The last sale price of a share of the Company’s common shares on December 31, 2005 as reported by Nasdaq was $2.33. The unexercised options are out-of-the-money.

Long-Term Incentive Plans

As of December 31, 2005, the Company did not maintain any long term incentive plans.

Employee Contracts, Termination Agreements, Changes in Control

The Company currently does not have an employment agreement with any of the executive officers named in the Summary Compensation Table.

Other

401(k) Plan. Effective October 3, 1986, the Company adopted a Voluntary 401(k) Plan. All employees are eligible for the plan. Previously, employees who had worked for the Company for 18 months were currently eligible for a 34% match of their subsequent contributions; however, the match policy was suspended January 1, 2003. Benefits are determined annually. The lowest 66% of paid employees may contribute the lesser of 15% of their salary or the applicable maximum allowed by the Internal Revenue Code. The top 1/3 of employees cannot contribute a percentage greater than 15% of their compensation or 150% of the average contribution of the lowest 66% of paid employees to the applicable maximum allowed by the Internal Revenue Code. Employer contributions vest within three months and all contributions are held in individual employee accounts with an outside financial institution. Company shares have never been allowed to be invested in the 401(k) plan.

Stock Option Plan. To increase the officers, key employees and consultants interest in the Company and to align their interests more closely with the interests of the Company’s shareholders, the Board of Directors adopted a stock option plan called the “1996 Stock Option Plan” (the “Plan”) on May 28, 1996, as amended as of April 27, 2004 and March 2, 2005. The Plan as originally adopted and as amended as of April 27, 2004 was subsequently ratified by a majority vote of the Company’s shareholders.

Under the Plan, the Company has reserved an aggregate of 1,400,000 common shares for issuance pursuant to options granted under the Plan. Plan Options are either (1) options qualifying as incentive stock options or (2) options that do not qualify—non-qualified options. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee but shall in no event be less than 75% of the fair market value of the underlying shares on the date of the grant. As of December 31, 2005, there were 525,700 incentive options and 215,000 non-qualified options existing under the plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	740,700	$3.31	93,100
Equity compensation plans not approved by shareholders	None	N/A	N/A
Total	740,700	$3.31	93,100

These securities described in this table were granted solely under the Company’s Amended and Restated 1996 Stock Option Plan. See “Stock Option Plan” above.

Code of Conduct

The Company has adopted a code of conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The text of the code is available upon request. Written requests should be addressed to John R. Oliver, Chief Financial Officer, Action Products International, Inc., 1101 North Keller Road, Orlando, Florida 32810, or telephone 407-481-8007.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the number of common shares beneficially owned by (i) each director of the Company, (ii) the executive officer named in the Summary Compensation Table, (iii) all directors and officers as a group and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company’s common shares as of August 23, 2006. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned and the address of each beneficial owner is c/o Action Products International, Inc., 1101 North Keller Road, Suite F, Orlando, Florida 32810. As of August 23, 2006, there were issued and outstanding 5,227,100 common shares.

Table of Beneficial Ownership

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Ronald S. Kaplan	2,625,248	(2)	43.5%
Judith Kaplan	1,607,956	(3)	26.7%
Warren Kaplan	1,373,934	(4)	22.8%
Scott Runkel	50,000	(5)	<1%
John R. Oliver	30,000	(6)	<1%
Ann E.W. Stone	20,000	(7)	<1%
Dr. Barry Render	4,000		<1%
All Directors and Executive Officers as a Group	5,701,138	(8)	63.2%

1

In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares that are not outstanding, but that are subject to option, warrants, rights or conversion privileges exercisable within 60 days have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.

2	Includes exercisable warrants to purchase 368,416 shares at $2.00 per share and includes exercisable warrants to purchase 1,128,416 at $3.25 per share until January 31, 2007 and $3.75 from February 1, 2007 until January 31, 2008.
3	Includes 469,634 shares owned individually and immediately exercisable options to purchase 50,000 shares at $3.00 per share. Also includes exercisable warrants to purchase 618,688 shares at $2.00 per share and includes exercisable warrants to purchase 469,634 at $3.25 per share until January 31, 2007 and $3.75 from February 1, 2007 until January 31, 2008. Ms. Kaplan disclaims beneficial ownership in all 471,754 of her husband’s shares.
4	Includes 471,754 shares owned individually and immediately exercisable options to purchase 100,000 shares at $3.00 per share. Also includes exercisable warrants to purchase 330,426 shares at $2.00 per share and includes warrants to purchase 471,754 shares at $3.25 per share until January 31, 2007 and $3.75 from February 1, 2007 until January 31, 2008. Mr. Warren Kaplan disclaims beneficial ownership in all 469,634 of his wife’s shares.
5	Includes immediately exercisable options to purchase 5,000 shares at $1.88 per share, exercisable options to purchase 10,000 shares at $3.04 per share, exercisable options to purchase 10,000 shares at $3.33 per share, exercisable options to purchase 10,000 shares at $4.38 per share, exercisable warrants to purchase 5,000 shares at $2.00 per share and exercisable warrants to purchase 5,000 shares at $3.25 per share until January 31, 2007 and $3.75 from February 1, 2007 until January 31, 2008.
6	Includes immediately exercisable options to purchase 30,000 shares at $3.25 per share and excludes currently unexercisable options to purchase 120,000 shares at $3.25 per share.
7	Includes immediately exercisable options to purchase 10,000 shares at $3.50 per share and exercisable options to purchase 10,000 shares at $4.38 per share.
8	Includes immediately exercisable options to purchase 225,000 shares and exercisable warrants to purchase 3,397,334 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March and April 2004, the Company issued notes payable to Warren Kaplan and Judith Kaplan for a total of $645,000. The notes were for a two year term and provided for monthly interest payments of 6% on the outstanding principal balance and 129,000 warrants to purchase common stock at $4.50 per share. An accrual for loan fees of $178,100 was recorded to reflect the estimated value of the warrants. The warrants terminate in April 2009. As of June 30, 2004, the Company had paid the $645,000 principal balance in full. In May 2004, as consideration for the accelerated prepayment of the total loan principal, the Kaplans relinquished the 129,000 warrants issued to them.

During 2005 the Company paid $40,600 to Warren Kaplan and $77,200 in 2005 to Ronel Management Company, wholly owned by Warren Kaplan, former Chairperson of the Board, and Judith Kaplan, former Board member, for consulting services an of which are reflected in the compensation table for Mr. Warren Kaplan.

During 2004 the Company paid $41,900 to Warren Kaplan and $54,900 to Ronel Management Company, wholly owned by Warren Kaplan, former Chairperson of the Board, and Judith Kaplan, former Board member, for consulting services which are reflected in the compensation table for Mr. Warren Kaplan.

INDEPENDENT PUBLIC ACCOUNTANTS

Moore Stephens Lovelace, P.A., acted as the principal accountants for the Company for the fiscal year most recently completed. The Company expects representatives of Moore Stephens Lovelace, P.A. to be present at the

Meeting, to have an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. It is also expected that a Moore Stephens Lovelace P.A. representative will serve as the Inspector of Elections.

Principal Accountant Fees and Services

The Company paid the following fees to its auditor during 2005 and 2004:

Year Ending	Audit Fees(1)	Audit-Related Fees(2)	Percentage of Audit-Related Services Approved by the Audit Committee	Tax Fees(3)	Percentage of Tax Services Approved by the Audit Committee	All Other Fees(4)	Percentage of All Other Services Approved by the Audit Committee
2005	$57,500	$0	N/A	$14,700	100%	$1,250	100%
2004	$50,400	$30,800	100%	$9,300	100%	$5,800	100%

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and a review of the interim financial statements included in the quarterly reports and services normally provided by Moore Stephens Lovelace, P.A.
(2)	Audit-Related Fees consist of fees for professional services rendered for the audit of Curiosity Kits for inclusion in the amended Form 8-K filing.
(3)	Tax Fees consists of fees for professional services rendered in preparing the federal and state tax returns, and for providing tax compliance, tax advice and tax planning assistance.
(4)	All Other Fees consist of fees for professional services rendered for research, consultation and review of the Form S-3 filing.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditors. The Company may not engage its independent auditors to render any audit or non-audit service unless either the Audit Committee approves the service in advance or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Pre-approval of audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. Pre-approval of non-audit services with an expected cost of less than $15,000 individually and in the aggregate may be delegated to management. During 2005, no services were provided to the Company by Moore Stephens Lovelace, P.A. or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL 1.

ELECTION OF DIRECTORS

Current Nominees

The Board of Directors is currently composed of four directors. Each director is elected for a term of office to expire at the succeeding annual meeting of shareholders of the Company after their election and until their respective successors are elected and qualified. The terms of all directors are expiring at the Meeting and the Nomination Committee of the Board of Directors have nominated Ronald S. Kaplan, Scott Runkel, Ann E. W. Stone and Dr. Barry Render currently serving as directors of the Company since 1991, 2002, 2003 and 2006 respectively, as nominees for re-election to the Board of Directors. If elected, the term of the Board of Directors’ nominees expires at the 2007 Annual Meeting and when their respective successors are duly elected and shall have qualified.

Should any nominee become unable or unwilling to accept a nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have properly executed and returned a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

In accordance with the Company’s Bylaws, directors are elected by a plurality of the votes of the shares represented and entitled to vote at the meeting. That means the nominees will be elected if they receive more affirmative votes than any other nominees.

Continuing Directors

Assuming election of the nominees named above, the following is a list of the persons that will constitute the Company’s Board of Directors.

Name	Age	Committees	Expiration
Ronald S. Kaplan	40		2007
Scott Runkel	58	Audit (Chair) and Compensation	2007
Ann E. W. Stone	53	Nominating (Chair) and Audit	2007
Dr. Barry Render	59	Compensation (Chair), Audit and Nominating	2007

Vote Required and Recommendation

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

The Board of Directors recommends a vote FOR the election of these four nominees.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters to be brought before the Meeting. Should any other matters come before the Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at the Company’s principal executive offices not later than the close of business on January 12, 2007. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company received notice of the proposal before the close of business on March 31, 2007 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 31, 2007. Article XVII of the Company’s Bylaws provides that all shareholder proposals must contain certain information regarding the shareholder, including the shareholder’s name and address, the names of any person nominated by the shareholder as a director, any arrangement between the shareholder and such nominee, and any other information regarding the matter of business proposed by the shareholder that would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission.

Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to John R. Oliver, Chief Financial Officer, Action Products International, Inc., 1101 North Keller Road, Suite E, Orlando, Florida 32810. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by directors, officers or employees of the Company, who will receive no additional compensation for such services.

Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed postage-paid envelope whether or not they plan to attend the meeting. Shareholders present at the meeting may revoke their proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.

Dated: August 23, 2006

ACTION PRODUCTS INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

October 4, 2006

The undersigned hereby constitutes and appoints Ann E. W. Stone, Director, the undersigned’s true and lawful attorney and proxy (with full power of substitution) (the “Proxy Agent”), to vote all of the shares of Action Products International, Inc. owned by the undersigned on August 23, 2006, at the Annual Meeting of Shareholders of Action Products International, Inc. to be held at the offices of the Company located at 1101 North Keller Road, Suite E, Orlando, Florida 32810 on the 4th day, October, 2006, at 10:00 a.m., local time (including adjournments), with all powers that the undersigned would possess if personally present.

Proposal 1. Election of Directors

To elect four directors as follows: Ann E. W. Stone, Ronald S. Kaplan, Scott Runkel and Dr. Barry Render for a one year term to expire at the 2007 Annual Meeting.

The Board recommends a vote FOR each nominee

☐ FOR ALL Nominees

☐ WITHHOLD ALL Nominees

☐ FOR ALL EXCEPT:

(To withhold authority to vote for an individual

nominee, write that nominee’s name in the space

provided above.)

Should any other matter requiring a vote of the Shareholders arise, the above-named Proxy Agent is authorized to vote the shares represented by this Proxy as her judgment indicates is in the best interest of Action Products International, Inc.

This Proxy is solicited on behalf of the Board of Directors of Action Products International, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder	Dated: , 2006

Signature of Joint Shareholder	Dated: , 2006

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Check this box if you plan to attend the Annual Meeting [    ]

To Shareholders of Action Products International, Inc.:

Whether or not you are able to attend our 2006 Annual Meeting of Shareholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the Proxy provided above and mail it in the enclosed postage paid envelope. We look forward to receiving your voted Proxy at your earliest convenience.